Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	jconnor@executiveboard.com	www.exbd.com
THE CORPORATE EXECUTIVE BOARD REPORTS SECOND QUARTER RESULTS
AND RAISES 2010 GUIDANCE
ARLINGTON, Va. — (August 2, 2010) — The Corporate Executive Board Company (“CEB” or the “Company”) (NASDAQ: EXBD) today announces financial results for the second quarter and six months ended June 30, 2010. Revenues decreased 1.0% to $109.6 million for the second quarter of 2010 from $110.7 million for the second quarter of 2009. Net income for the second quarter of 2010 was $11.0 million, or $0.32 per diluted share, compared to $4.9 million, or $0.14 per diluted share, for the same period of 2009. Included in net income for the second quarter of 2009 are pre-tax charges of $11.5 million for non-cash costs associated with exit activities and $4.2 million of restructuring costs resulting from a voluntary separation program. Excluding these charges, net of tax, adjusted net income was $14.4 million and non-GAAP diluted earnings per share was $0.41 for the second quarter of 2009.
For the first six months of 2010, revenues were $209.8 million, an 8.1% decrease from $228.1 million for the first six months of 2009. Net income for the first six months of 2010 increased to $22.6 million from $18.0 million for the same period in 2009. Diluted earnings per share for the first six months of 2010 was $0.66, an increase from $0.53 for the same period in 2009. Excluding the effects, net of tax, of costs associated with exit activities and restructuring costs, adjusted net income was $28.0 million and non-GAAP diluted earnings per share was $0.82 for the first six months of 2009.
Contract Value at June 30, 2010 increased 2.1% as compared to June 30, 2009 as a result of an increase in the purchase of memberships by middle market clients, the acquisitions of Tower Group and Iconoculture, and improved cross-sales of large corporate memberships. As previously discussed, growth from these factors was offset to some degree by reductions in contract value as a result of discontinued programs. The average cross-sell ratio was 2.89, reflecting cross-sell ratios of 3.29 for the traditional large corporate market and 1.91 for middle market customers.
“We continue to see encouraging returns from focus on our priorities and great execution by our teams,” said Thomas Monahan, Chairman and Chief Executive Officer. “By linking great research and data to urgent member work and decisions, our teams have driven strong renewal outcomes and solid progress on sales. In light of these trends, we are updating our 2010 outlook to reflect continued improvement in our performance and to incorporate the impact of the previously-announced Iconoculture acquisition.”
OUTLOOK FOR 2010
The Company updates its 2010 annual guidance as follows: Revenues of $430 to $440 million; Non-GAAP diluted earnings per share of $1.20 to $1.35; Depreciation and amortization expense of $19.0 to $21.0 million; capital expenditures of approximately $6.0 to $8.0 million; and an Adjusted EBITDA margin of between 21.5% and 23.5%.
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NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables include a discussion of EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, and provision for income taxes. The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, provision for income taxes, impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. The term “Adjusted net income” refers to net income excluding the after tax effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. “Non-GAAP diluted earnings per share” refers to net income excluding the after tax per share effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income	$10,980	$4,946	$22,613	$18,018
Interest income, net	(363)	(475)	(799)	(1,073)
Depreciation and amortization	5,639	6,263	10,774	12,236
Provision for income taxes	7,923	3,297	16,108	12,015

EBITDA	$24,179	$14,031	$48,696	$41,196
Costs associated with exit activities	—	11,518	—	11,518
Restructuring costs	—	4,244	—	5,188

Adjusted EBITDA	$24,179	$29,793	$48,696	$57,902

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income	$10,980	$4,946	$22,613	$18,018
Adjustments, net of tax:
Costs associated with exit activities	—	6,911	—	6,911
Restructuring costs	—	2,546	—	3,113

Adjusted net income	$10,980	$14,403	$22,613	$28,042

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	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP diluted earnings per share	$0.32	$0.14	$0.66	$0.53
Adjustments, net of tax:
Costs associated with exit activities	—	0.20	—	0.20
Restructuring costs	—	0.07	—	0.09

Non-GAAP diluted earnings per share	$0.32	$0.41	$0.66	$0.82

With respect to the Company’s 2010 annual guidance, reconciliations of Non-GAAP diluted earnings per share to GAAP diluted earnings per share, Adjusted net income to net income, and Adjusted EBITDA to Net income as projected for 2010 are not provided because CEB cannot, without unreasonable effort, determine the components of GAAP diluted earnings per share and net income to provide reconciliations to Non-GAAP diluted earnings per share and Adjusted EBITDA for its 2010 fiscal year with certainty at this time.
We believe that EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of Income from operations, which includes depreciation and amortization.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and variations of such words or similar expressions are intended to identify forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2009 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of August 2, 2010, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
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ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY
The Corporate Executive Board drives faster, more effective decision making among the world’s leading executives and business professionals. As the premier, network-based knowledge resource, The Corporate Executive Board provides customers with the authoritative and timely guidance needed to excel in their roles, take decisive action and improve company performance. Powered by an executive network that spans more than 50 countries and represents approximately 85% of the world’s Fortune 500 companies, The Corporate Executive Board offers unique research insights along with an integrated suite of exclusive tools and resources that enable the world’s most successful organizations to deliver superior business outcomes. For more information, visit www.exbd.com.
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THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Six Months Ended
	Percentage	June 30,		Percentage	June 30,
	Changes	2010	2009	Changes	2010	2009
Financial Highlights (GAAP, as reported):
Revenues	(1.0)%	$109,577	$110,695	(8.1)%	$209,752	$228,135
Net income		$10,980	$4,946		$22,613	$18,018
Basic earnings per share		$0.32	$0.15		$0.66	$0.53
Diluted earnings per share		$0.32	$0.14		$0.66	$0.53
Weighted average shares outstanding:
Basic		34,214	34,105		34,189	34,081
Diluted		34,469	34,276		34,458	34,190
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THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Six Months Ended
	Percentage	June 30,		Percentage	June 30,
	Changes	2010	2009	Changes	2010	2009
Operating Statistic
Contract Value (1) (at period end)	2.1%	$410,117	$401,594

Financial Highlights
Revenues	(1.0)%	$109,577	$110,695	(8.1)%	$209,752	$228,135

Cost and expenses:
Cost of services		39,283	37,951		72,795	76,228
Member relations and marketing		30,155	31,729		55,935	66,539
General and administrative		14,808	14,891		30,280	30,627
Depreciation and amortization		5,639	6,263		10,774	12,236
Costs associated with exit activities		—	11,518		—	11,518
Restructuring costs		—	4,244		—	5,188

Total costs and expenses		89,885	106,596		169,784	202,336

Income from operations		19,692	4,099		39,968	25,799

Other (expense) income, net (2)		(789)	4,144		(1,247)	4,234

Income before provision for income taxes		18,903	8,243		38,721	30,033
Provision for income taxes		7,923	3,297		16,108	12,015

Net income		$10,980	$4,946		$22,613	$18,018

Basic earnings per share		$0.32	$0.15		$0.66	$0.53
Diluted earnings per share		$0.32	$0.14		$0.66	$0.53

Weighted average shares outstanding
Basic		34,214	34,105		34,189	34,081
Diluted		34,469	34,276		34,458	34,190

Percentages of Revenues
Cost of services		35.8%	34.3%		34.7%	33.4%
Member relations and marketing		27.5%	28.7%		26.7%	29.2%
General and administrative		13.5%	13.5%		14.4%	13.4%
Depreciation and amortization		5.1%	5.7%		5.1%	5.4%
Income from operations		18.0%	3.7%		19.1%	11.3%
EBITDA (3)		22.1%	12.7%		23.2%	18.1%
Adjusted EBITDA (3)		22.1%	26.9%		23.2%	25.4%

(1)
We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

(2)
Other (expense) income, net for the three months ended June 30, 2010 includes $0.4 million of interest income and $0.1 million of foreign currency gain offset by a $0.9 million decrease in the fair value of deferred compensation plan assets and $0.4 million of other expense. Other (expense) income for the three months ended June 30, 2009 includes $0.5 million of interest income, $2.2 million foreign currency gain, and a $1.4 million increase in the fair value of deferred compensation plan assets. Other (expense) income, net for the six months ended June 30, 2010 includes $0.8 million of interest income offset by a $0.3 million decrease in the fair value of deferred compensation plan assets, a $0.8 million foreign currency loss, and $0.9 million of other expense. Other (expense) income, net for the six months ended June 30, 2009 includes $1.1 million of interest income, $0.8 million increase in the fair value of deferred compensation plan assets, $1.9 million foreign currency gain and $0.4 million of other income.

(3)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.
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THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$89,456	$31,760
Marketable securities	7,168	18,666
Membership fees receivable, net	80,922	125,716
Deferred income taxes	7,887	7,989
Deferred incentive compensation	12,323	9,721
Prepaid expenses and other current assets	9,096	9,584

Total current assets	206,852	203,436

Deferred income taxes	41,934	39,744
Marketable securities	16,385	25,784
Property and equipment, net	83,073	89,462
Goodwill	38,109	27,129
Intangible assets, net	18,245	12,246
Other non-current assets	28,045	25,394

Total assets	$432,643	$423,195

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$36,884	$48,764
Accrued incentive compensation	23,809	27,975
Deferred revenues	227,219	222,053

Total current liabilities	287,912	298,792

Deferred income taxes	1,008	867
Other liabilities	75,626	73,259

Total liabilities	364,546	372,918

Total stockholders’ equity	68,097	50,277

Total liabilities and stockholders’ equity	$432,643	$423,195

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THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$22,613	$18,018
Adjustments to reconcile net income to net cash flows provided by operating activities:
Costs associated with exit activities	—	11,518
Depreciation and amortization	10,774	12,236
Deferred income taxes	(1,948)	(2,486)
Share-based compensation	3,174	6,320
Amortization of marketable securities premiums, net	221	342
Changes in operating assets and liabilities:
Membership fees receivable, net	47,169	59,488
Deferred incentive compensation	(2,602)	2,790
Prepaid expenses and other current assets	846	(267)
Other non-current assets	(2,651)	(874)
Accounts payable and accrued liabilities	(18,111)	(27,954)
Accrued incentive compensation	(4,166)	(11,607)
Deferred revenues	(1,568)	(48,344)
Other liabilities	2,366	587

Net cash flows provided by operating activities	56,117	19,767

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,217)	(3,914)
Acquisition of businesses, net of cash acquired	(8,957)	(168)
Maturities of marketable securities	20,284	12,805

Net cash flows provided by investing activities	10,110	8,723

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock under the employee stock purchase plan	153	450
Purchases of treasury shares	(1,167)	(81)
Payment of dividends	(7,517)	(18,377)

Net cash flows used in financing activities	(8,531)	(18,008)

NET INCREASE IN CASH AND CASH EQUIVALENTS	57,696	10,482
Cash and cash equivalents, beginning of period	31,760	16,214

Cash and cash equivalents, end of period	$89,456	$26,696